EXHIBIT 5 - OPINION OF RICHARD I. ANSLOW, ESQ.
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January 20, 2000
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Anderson Computers/Tidalwave Corp.
1831 N.E. 45th Street
Fort Lauderdale, Florida 33308
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Gentlemen:
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You have requested our opinion, as counsel for Anderson
Computers/Tidalwave Corp., a Florida corporation (the "Company"), in connection with the amended Form 10-SB, under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.
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We have examined such records and documents and made such
examination of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the Shares, when issued, delivered, and paid for, will be fully paid, validly issued and nonassessable.
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No opinion is expressed herein as to any laws other than the
State of New York, of the United States and the corporate laws of the State of Florida.
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We hereby consent to the filing of this opinion as an
exhibit to the amended Form 10-SB and to the reference to
our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
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Very truly yours,
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RICHARD I. ANSLOW & ASSOCIATES
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By: /s/ Richard I. Anslow
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        RICHARD I. ANSLOW
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